U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SportsMap Tech Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	86-3938682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5353 West Alabama, Suite 415 Houston, Texas 77056	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of common stock, $0.0001 par value, and three-quarters of one redeemable warrant	The Nasdaq Stock Market LLC

Shares of common stock, $0.0001 par value	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259912 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, par value $0.0001 per share and warrants to purchase common stock of SportsMap Tech Acquisition Corp. (the “Registrant”). The description of the units, common stock, and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-259912), originally filed with the U.S. Securities and Exchange Commission on September 30, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on September 30, 2021)
3.2	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on October 13, 2021)
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on September 30, 2021)
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on September 30, 2021)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on September 30, 2021)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on September 30, 2021)
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on September 30, 2021)
10.2	Form of Registration Rights Agreement among the Registrant and certain security holders (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259912), filed with Securities and Exchange Commission on September 30, 2021)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

SportsMap Tech Acquisition Corp.

By:	/s/ David Gow
David Gow
Chief Executive Officer

Dated: October 14, 2021